UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549 FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2009

EATON VANCE CORP. (Exact name of registrant as specified in its charter)

Maryland	1-8100	04-2718215
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

255 State Street, Boston, Massachusetts		02109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

INFORMATION INCLUDED IN THE REPORT

Item 7.01   Regulation FD Disclosure

     Registrant reported their preliminary assets under management, as described in Registrant’s news release dated January 15, 2009, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
	Exhibit No.	Document
	99.1	Press Release issued by the Registrant dated January 15, 2009 reporting the preliminary assets under management.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.
(Registrant)

Date:	January 21, 2009	/s/ Robert J. Whelan
Robert J. Whelan, Chief Financial Officer

EXHIBIT INDEX

     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this Report:

Exhibit No.	Description

99.1	Copy of Registrant's news release dated January 15 ,2009 reporting the preliminary assets under management.

Exhibit 99.1

Contact: Robert Whelan - 617.482.8260 rwhelan@eatonvance.com

EATON VANCE CORP. REPORTS DECEMBER 31, 2008 ASSETS UNDER MANAGEMENT

Boston, MA, January 15, 2009 -- Eaton Vance Corp. (NYSE: EV) today reported assets under management of $124.9 billion on December 31, 2008. This compares to $123.1 billion on October 31, 2008, the close of the Company’s fiscal year.

	Assets Under Management
	(in billions)
	12/31/2008	10/31/2008
By client type:(1)
Funds	$ 81.4	$ 87.3
Retail managed accounts	16.4	14.5
Institutional separate accounts	15.6	11.3
High-net-worth separate accounts	11.5	10.0
Total	$ 124.9	$ 123.1

By asset category:
Equity(2)	$ 79.9	$ 81.0
Fixed (3)(4)	32.3	27.4
Floating-rate	12.7	14.7
Total	$ 124.9	$ 123.1

(1)	Includes $2.0 billion, $2.8 billion, and $2.0 billion of retail managed accounts, institutional separate accounts and high-net-worth separate accounts, respectively, acquired from M.D. Sass on 12/31/2008.
(2)	Includes balanced accounts
(3)	Includes cash management assets of $0.9 billion on 12/31/2008 and $1.1 billion on 10/31/2008.
(4)	Includes $6.8 billion of assets acquired from M.D. Sass on 12/31/2008.

Eaton Vance Corp. regularly reports assets under management on a fiscal quarter-end basis (January, April, July and October). The Company also reports assets under management on a calendar quarter basis in order to assist industry consultants who advise institutional clients on investment manager selection.

Eaton Vance Corp., a Boston-based investment management firm, is traded on the New York Stock Exchange under the symbol EV.